Exhibit 1.1

Easterly Government Properties, Inc.

6,126,967 Shares

Common Stock

($ 0.01 par value)

Underwriting Agreement

New York, New York

June 1, 2016

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Jefferies LLC

520 Madison Avenue

New York, New York 10022

As Representatives of the several Underwriters,

Ladies and Gentlemen:

Easterly Government Properties, Inc., a corporation organized under the laws of the State of Maryland (the “Issuer”), Easterly Government Properties LP, a Delaware limited partnership (the “Operating Partnership”), the persons named in Schedule II hereto (the “Selling Stockholders”) and Citigroup Global Markets Inc. (“Citigroup”), in its capacity as agent for one of its affiliates, and Jefferies LLC (“Jefferies” and, together with Citigroup, in such capacities, the “Forward Sellers”), at the request of the Issuer in connection with the Forward Sales Agreements (as defined below), confirm their respective agreements with the several underwriters named in Schedule III hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives on the terms set forth herein, with respect to, (i) the Issuer’s proposal to sell to the several Underwriters the number of shares of common stock, $0.01 par value (“Common Stock”), of the Issuer set forth in Schedule III hereto under the heading “Number of Issuer Initial Securities To Be Purchased” (the “Issuer Initial Securities”), and the Selling Stockholders’ proposal to sell to the several Underwriters the number of shares of Common Stock set forth in Schedule II hereto under the heading “Number of Selling Stockholders Initial Securities to be Sold” and in Schedule III hereto under the heading “Number of Selling Stockholders Initial Securities to be Purchased” (the “Selling Stockholders Initial Securities,” together with the Issuer Initial Securities, the “Underwritten Securities”), (ii) the proposal of the Issuer to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Schedule I (the “Option Securities”) and (iii) subject to Section 22 hereof, the sale by the Forward Sellers and the purchase by the

Underwriters, acting severally and not jointly, of the number of shares of Common Stock set forth opposite the names of the Underwriters in Schedule III hereto under the heading “Number of Borrowed Initial Securities To Be Purchased” (such number of shares of Common Stock being equal to the “Borrowed Initial Securities” (which are the initial shares of Common Stock delivered to the Underwriters by the Forward Sellers) plus the Issuer Top-Up Initial Securities (as defined in Section 22 hereof)).

The Underwritten Securities, the Borrowed Initial Securities and any Issuer Top-Up Initial Securities are herein referred to collectively as the “Initial Securities.” The Underwritten Securities and the Issuer Top-Up Initial Securities are herein referred to collectively as the “Issuer Securities.” The Initial Securities and the Option Securities are herein referred to collectively as the “Securities.” As used herein, “Forward Sales Agreements” means the letter agreement, dated the date hereof, between the Issuer and Citibank, N.A. and the letter agreement, dated the date hereof, between the Issuer and Jefferies, relating to the forward sale by the Issuer of an aggregate number of shares of Common Stock equal to the number of Borrowed Initial Securities sold by the Forward Sellers to the Underwriters pursuant to this Underwriting Agreement, subject to the Issuer’s right to elect Cash Settlement or Net Share Settlement (as such terms are defined in the Forward Sales Agreements). The term “Forward Counterparties” as used herein shall mean Citibank, N.A. together with Jefferies.

The Issuer and Selling Stockholders understand that the Underwriters propose to make a public offering of the Securities on the terms set forth herein as soon as the Underwriters deem advisable after this Underwriting Agreement (as defined below) has been executed and delivered. To the extent there are no additional Underwriters listed on Schedule I other than you, the term “Representatives” as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Stockholder named in Schedule II, the term Selling Stockholder shall mean either the singular or plural. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statements, the Base Prospectuses, any Preliminary Prospectus or Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder (the “Exchange Act”) on or before each date and time when the Registration Statements, any post-effective amendment or amendments thereto and any registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act (as defined herein) relating to the offering covered by the Registration Statements (the “Rule 462(b) Registration Statement”) became or becomes effective (the “Effective Date”) or the issue date of the Base Prospectuses, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statements, the Base Prospectuses, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statements or the issue date of the Base Prospectuses, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Issuer has filed with the SEC a registration statement (File No. 333-210049), including a prospectus, on Form S-3, relating to securities (the “Primary Shelf Securities”), including certain of the Securities, to be issued from time to time by the Issuer. Such registration statement, at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”), is hereinafter referred to as the “Primary Registration Statement,” and the related prospectus covering the Primary Shelf Securities dated May 3, 2016 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Issuer to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Primary Basic Prospectus.” The Issuer has also filed with the SEC a registration statement (File No. 333-210052), including a prospectus, on Form S-3, relating to shares of Common Stock (the “Secondary Shelf Securities”), including certain of the Securities, to be issued from time to time by the Selling Stockholders. Such registration statement, at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act, is hereinafter referred to as the “Secondary Registration Statement,” and the related prospectus covering the Secondary Shelf Securities dated May 3, 2016 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Issuer to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Secondary Basic Prospectus.” The Primary Registration Statement and the Secondary Registration Statement together are hereinafter referred to as the “Registration Statements.” The Primary Basic Prospectus and the Secondary Basic Prospectus together are hereinafter referred to as the “Base Prospectuses.”

1. Representations and Warranties. The Issuer and the Operating Partnership, jointly and severally, represent and warrant to and agree with each Underwriter, each Forward Seller and each Forward Counterparty as set forth below:

(a)

The Issuer meets the requirements for use of Form S-3 under the Securities Act and has prepared and filed with the SEC the Registration Statements on Form S-3, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430B under the Securities Act, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as defined herein), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be , including the Base Prospectuses. The Registration Statements, including any amendments thereto filed prior to the date and time that this agreement (the “Underwriting Agreement”) is executed and delivered by the parties hereto (the “Execution Time”), have become effective. The Issuer may have filed with the SEC, as part of an amendment to one or both of the Registration Statements or pursuant to Rule 424(b), one or more preliminary prospectus supplements to one or both of the Base Prospectuses relating to the Securities which is used prior to the filing of the Final Prospectus, together with the Base Prospectuses (the “Preliminary Prospectus”), each of which has previously been furnished to you. The Issuer will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time, together with the Base Prospectuses (the “Final Prospectus”). As filed, such Final Prospectus shall contain, in all material respects, all information required by the Securities Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectuses and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statements, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Dates of the Registration Statements were not earlier than the date three years before the Execution Time;

(b)	On each Effective Date, the Registration Statements did, and when the Final Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statements did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer and the Operating Partnership make no representations or warranties as to the information contained in or omitted from the Registration Statements or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Selling Stockholder, any Forward Seller, any Forward Counterparty or any Underwriter through the Representatives specifically for inclusion in the Registration Statements or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Forward Seller, any Forward Counterparty or any Underwriter consists of the information described as such in Section 11(c) hereof and the only such information furnished by or on behalf of any Selling Stockholder consists of Selling Stockholder Information (as defined in Section 2(f) hereof);

(c)

The “Disclosure Package” shall mean (i) the Base Prospectuses, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the issuer free writing prospectuses, as defined in Rule 433 of the Securities Act (the “Issuer Free Writing Prospectuses”), if any, identified in Schedule IV hereto, and

(iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (“Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The (i) Disclosure Package and (ii) each electronic road show distributed by or on behalf of the Issuer, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer by or on behalf of any Selling Stockholder, any Forward Seller, any Forward Counterparty or any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf any Forward Seller, any Forward Counterparty or of any Underwriter consists of the information described as such in Section 11(c) hereof and the only such information furnished by or on behalf of any Selling Stockholder consists of Selling Stockholder Information (as defined in Section 2(f) hereof);

(d)	(i) At the earliest time after the filing of the Registration Statements that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the SEC pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer;

(e)	From the time of the initial filing of the Registration Statements with the SEC through the Execution Time, the Issuer has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”);

(f)

Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statements, Preliminary Prospectus or the Final Prospectus that has not been superseded or modified, and each such Issuer Free Writing Prospectus, each as supplemented by and taken together with the Disclosure Package, as of the Execution Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by or on behalf of any Selling Stockholder, any Forward Seller, any Forward Counterparty or any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Forward Seller, any Forward Counterparty or any Underwriter consists of the information described as such in Section 11(c) hereof and the only such information furnished by or on behalf of any Selling Stockholder consists of Selling Stockholder Information (as defined in Section 2(f) hereof);

(g)	The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to each of the Registration Statements fairly presents the information called for in all material respects and has been prepared, in all material respects, in accordance with the SEC’s rules and guidelines applicable thereto;

(h)	The Issuer has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, (ii) the Operating Partnership has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, (iii) each of the other subsidiaries of the Issuer listed on Annex A hereto (the “Significant Subsidiaries”) has been duly incorporated or organized and is validly existing and in good standing under the laws of the jurisdiction in which it is chartered or organized, (iv) each of the Issuer, the Operating Partnership and the Significant Subsidiaries has full power and authority (corporate or other) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and (v) each of the Issuer, the Operating Partnership and the Significant Subsidiaries is duly qualified to do business as a foreign corporation or organization and is in good standing under the laws of each jurisdiction which requires such qualification, except in the cases of clauses (iii), (iv) and (v), where the failure to be so incorporated or organized or so validly existing and in good standing, to have such power or authority or to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or business prospects of the Issuer and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”);

(i)	As of the date hereof, there are 27,843,763 common units representing limited partnership interests in the Operating Partnership (the “OP Units”) owned by the Issuer. All outstanding partnership interests of the Operating Partnership owned by the Issuer are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(j)	All outstanding shares of capital stock, partnership interests or membership units of the Operating Partnership’s subsidiaries are owned by the Operating Partnership either directly or through wholly owned subsidiaries and, except as otherwise set forth in the Registration Statements, the Disclosure Package and the Final Prospectus, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances;

(k)	The Securities and all outstanding shares of capital stock of the Issuer have been duly authorized; the authorized equity capitalization of the Issuer is as set forth in the Registration Statements, the Disclosure Package and the Final Prospectus; all outstanding shares of capital stock of the Issuer are, and, when the Securities have been delivered and paid for in accordance with this Underwriting Agreement on the Closing Date and any settlement date, such Securities will have been, validly issued, fully paid and non-assessable and will conform, in all material respects, to the information in the Registration Statements, the Disclosure Package and the Final Prospectus and to the description of such Securities contained therein; the stockholders of the Issuer have no preemptive rights with respect to the Securities; none of the outstanding shares of capital stock of the Issuer have been issued in violation of any preemptive or similar rights of any security holder; the form of certificate used to represent the Common Stock, if any, complies in all material respects with all applicable statutory requirements and with any applicable requirements of the amended and restated articles of amendment and restatement of the Issuer, the amended and restated bylaws of the Issuer and with any requirements of the New York Stock Exchange (the “NYSE”). Except as disclosed in the Registration Statements, the Disclosure Package and the Final Prospectus, there are no outstanding (A) securities or obligations of the Issuer convertible into or exchangeable for any capital stock of the Issuer, (B) warrants, rights or options to subscribe for or purchase from the Issuer any such capital stock or any such convertible or exchangeable securities or obligations or (C) obligations of the Issuer to issue or sell any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options;

(l)	The shares of Common Stock issuable upon settlement of the Forward Sales Agreements, including as a result of an Early Valuation (as defined in the Forward Sales Agreements), have been duly authorized and reserved for issuance upon settlement of the Forward Sales Agreements, and when issued and delivered by the Issuer to the Forward Counterparties pursuant thereto, against payment of any consideration required to be paid by the Forward Counterparties pursuant to the terms of the Forward Sales Agreements, such shares of Common Stock will be validly issued, fully paid and non-assessable and will conform, in all material respects, to the information in the Registration Statements, the Disclosure Package and the Final Prospectus and to the description of such Securities contained therein;

(m)	There is no franchise, contract or other document of a character required to be described in the Registration Statements or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Preliminary Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Preliminary Prospectus and the Final Prospectus under the headings “Description of Common Stock of Easterly Government Properties, Inc.,” “Material Provisions of Maryland Law and of Our Charter and Bylaws,” and “United States Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings, in all material respects;

(n)	This Underwriting Agreement has been duly authorized, executed and delivered by each of the Issuer and the Operating Partnership;

(o)	The Forward Sales Agreements have been duly authorized, executed and delivered by the Issuer and, assuming due authorization, execution and delivery by the Forward Counterparties, constitute valid and binding agreements of the Issuer, enforceable against the Issuer in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors’ rights generally or by general principles of equity, and except to the extent that any indemnification provisions thereof may be limited by public policy considerations in respect thereof;

(p)	None of the Issuer or its subsidiaries is, nor, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will any of them be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended;

(q)	None of the Issuer or its subsidiaries is, nor, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will any of them be, required to register as an “investment adviser,” as defined in the Investment Advisers Act of 1940, as amended;

(r)	No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained or made under the Securities Act and the Exchange Act, (ii) such as may be required under the NYSE and the Financial Industry Regulatory Authority (“FINRA), (iii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus, or (iv) such consents, approvals, authorizations, filings or orders that will be obtained or completed on or prior to the Closing Date or the absence of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or delay, prohibit or prevent the consummation of the transactions contemplated herein;

(s)

None of the issue and sale of the Securities, the execution, delivery and performance of the Forward Sales Agreements by the Issuer or the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries, including the Operating Partnership, pursuant to, (i) the organizational documents of the Issuer or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its subsidiaries or any of its or their properties, except in the case of clauses (ii) and (iii) only, for such conflicts, breaches, violations, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement, the Forward Sales Agreements or the consummation of the transactions contemplated hereby;

(t)	Except as otherwise set forth in the Registration Statements, the Disclosure Package and the Final Prospectus, no holders of securities of the Issuer or the Operating Partnership have rights to the registration of such securities under the Registration Statements;

(u)	The consolidated financial statements and schedules of the Issuer and its consolidated subsidiaries incorporated by reference in the Preliminary Prospectus, the Prospectus and the Registration Statements, together with the related notes, present fairly, in all material respects, the financial condition, results of operations and cash flows of the Issuer as of the dates and for the periods indicated, comply, in all material respects, as to form with the applicable accounting requirements of the Securities Act and have been prepared, in all material respects, in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).The selected financial data incorporated by reference in the Preliminary Prospectus, the Prospectus and Registration Statements fairly present, in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statements, the information incorporated by reference therein;

(v)	Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Issuer or the Operating Partnership, threatened that (i) would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement, the Forward Sales Agreements or the consummation of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect;

(w)	(A) Each of the Issuer or its subsidiaries has good and marketable title (fee or leasehold) to all of the real properties described in the Disclosure Package and the

Final Prospectus as owned by them and the improvements located thereon (individually, a “Property” and collectively, the “Properties”) and any other real property owned by them, in each case, free and clear of all mortgages, pledges, liens, claims, security interests, restrictions or encumbrances of any kind, except for such mortgages, pledges, liens, claims, security interests, restrictions or encumbrances as (1) are described in the Registration Statements, the Disclosure Package and the Final Prospectus or (2) are Permitted Encumbrances; (B) all liens, charges, encumbrances, claims or restrictions on or affecting any of the Properties or assets of the Issuer or any of its subsidiaries that are required to be disclosed in the Disclosure Package or the Final Prospectus are disclosed therein; (C) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), other than non-compliance that would not render a material portion of such Property unusable for its current, intended or permitted purpose; (D) the Issuer has not received written notice of any and, to the Issuer’s knowledge, there are no pending or threatened, condemnation proceedings, zoning change or other proceeding or action that will in any material manner affect the size of, use of, improvements on, construction on or access to the Properties; (E) the mortgages and deeds of trust that encumber the Properties are not convertible into equity securities of the entity owning such Property and said mortgages and deeds of trust are not cross-defaulted or cross-collateralized with any property other than other Properties; and (F) neither the Issuer nor any of its subsidiaries nor, to the knowledge of the Issuer, any tenant of any of the Properties, is in default under (x) any tenant lease (as lessor or lessee, as the case may be) relating to any of the Properties or (y) any of the mortgages or other security documents or other agreements encumbering or otherwise recorded against the Properties, whether with or without the passage of time or the giving of notice, or both, would constitute a default under any of such documents or agreements. “Permitted Encumbrances” shall mean each of the following: (i) mechanics’, carriers’, workers’, repairers’, materialmen’s, warehousemen’s and other similar liens and encumbrances for construction in progress or which have otherwise arisen in the ordinary course of business; (ii) liens for taxes not yet delinquent or being contested in good faith and for which there are adequate reserves on the financial statements of the owner of the applicable Property; (iii) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected Property or interfere with the ordinary course business of the Issuer or any of its subsidiaries; and (iv) liens arising under conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business;

(x)

Neither the Issuer nor any subsidiary is in violation or default of (i) any provision of its organizational documents or bylaws, except in the case of subsidiaries of the Operating Partnership, for such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii) only, for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement, the Forward Sales Agreements or the consummation of the transactions contemplated hereby;

(y)	PricewaterhouseCoopers LLP, who have certified certain financial statements of the Issuer and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statements, the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Issuer within the meaning of the Securities Act;

(z)	There are no unpaid transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the issuance by the Issuer or sale by the Issuer of the Securities;

(aa)	Each of the Issuer and its subsidiaries has timely filed all U.S. federal income and other material federal, state, local and foreign tax returns required to be filed by applicable law or has requested extensions thereof, and all such tax returns were in all material respects true, correct and complete. No audit, administrative proceedings or court proceedings are presently pending with regard to any material potential federal, state, local or foreign tax of any nature, and the Issuer has no knowledge of any tax deficiencies which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Issuer and its subsidiaries has paid (within the time and in the manner prescribed by law) all taxes of any nature which are due (whether or not shown on any tax returns), in each case except for those not yet delinquent and those being contested in good faith by appropriate proceedings diligently conducted for which the Issuer and/or each of the subsidiaries has established on its books and records adequate reserves in accordance with U.S. generally accepted accounting principles, or those that would not have a Material Adverse Effect;

(bb)

Commencing with its taxable year ending December 31, 2015, the Issuer has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and the Issuer’s method of operation as set forth in the Registration Statements, the Disclosure Package and the Final Prospectus enables it to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Issuer’s qualification and taxation as a REIT and descriptions of the Issuer’s organization and proposed method of operation (to the extent they relate to the availability of the Issuer’s qualification and taxation as a REIT) set forth in the Registration Statements, the Disclosure Package and the Final Prospectus are true, complete and correct in all material respects;

(cc)	The Operating Partnership has been properly classified as a partnership or disregarded entity, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes throughout the period from its formation through the date hereof; and each of the subsidiaries of the Operating Partnership that is a partnership or a limited liability company (other than an entity for which a taxable REIT subsidiary election has been made) has been properly classified either as a disregarded entity or as a partnership, and not as a corporation or as a publicly traded partnership taxable as a corporation, for federal income tax purposes;

(dd)	No labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or tenants except, in each case, as would not reasonably be expected to have a Material Adverse Effect;

(ee)	The Issuer and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) used in the operation of the business as now operated, except where the failure to so own or possess such rights would not reasonably be expected to have a Material Adverse Effect. The Issuer and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with the asserted rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how;

(ff)	Except as disclosed in the Registration Statements, the Disclosure Package and the Final Prospectus, neither the Issuer nor the Operating Partnership (i) has any material lending or other relationship with any Underwriter or, to its knowledge, any bank or lending affiliate of any Underwriter, and (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any Underwriter or, to its knowledge, any affiliate of any Underwriter;

(gg)

The Issuer and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance, and fidelity or surety bonds, if any, insuring the Issuer or any of its subsidiaries or their respective businesses, Properties, employees, officers and directors are, to the knowledge of the Issuer, in full force and effect; the Issuer and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Issuer or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Issuer nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Issuer nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect;

(hh)	No subsidiary of the Issuer is currently prohibited, directly or indirectly, from paying any dividends to the Issuer, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuer any loans or advances to such subsidiary from the Issuer or from transferring any of such subsidiary’s property or assets to the Issuer or any other subsidiary of the Issuer, except as described in or contemplated by the Disclosure Package and the Final Prospectus;

(ii)	The Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable federal, state, local or foreign regulatory agencies or bodies necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or other authorization would not reasonably be expected to have a material adverse effect on the applicable Property, and neither the Issuer nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, if the subject of an unfavorable decision, ruling or finding, would be expected to have a material adverse effect on the applicable Property;

(jj)	The Issuer and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer and its subsidiaries’ internal controls over financial reporting are effective and the Issuer and its subsidiaries are not aware of any material weakness in their internal controls over financial reporting;

(kk)	The Issuer and its subsidiaries have taken all necessary actions to ensure that, within the time period required, the Issuer and its subsidiaries will maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); and such disclosure controls and procedures are effective;

(ll)	None of the Issuer or any of its subsidiaries has taken, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer or the Operating Partnership to facilitate the sale or resale of the Securities;

(mm)	The Issuer and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), other than non-compliance that would not reasonably be expected to have a Material Adverse Effect, (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to own the Properties and to conduct their respective businesses, other than non-compliance that would not reasonably be expected to have a Material Adverse Effect, and (iii) have not received notice of any actual or potential liability under any Environmental Law from any federal, state or local governmental authority. Neither the Issuer nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended. Costs and liabilities currently expected to be undertaken by the Issuer in response to Environmental Laws would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(nn)

None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Issuer or any of its subsidiaries; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Issuer or any of its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Issuer and its subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Issuer and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Issuer and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Issuer and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA with respect to the Plan; or (iv) the filing of a claim by one or more employees or former employees of the Issuer or any of its subsidiaries related to their employment. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Issuer or any of its subsidiaries may have any liability;

(oo)	As of the date hereof, the Issuer and its subsidiaries are in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and rules and regulations promulgated applicable to them thereunder or implementing the provisions thereof that are in effect and with which the Issuer and its subsidiaries are required to comply;

(pp)	None of the Issuer or any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent acting on behalf of the Issuer or any of its subsidiaries, employee or affiliate of the Issuer or any of its subsidiaries is aware of or has taken any action in connection with the Issuer’s business, directly or indirectly, that could result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and none of the Issuer or any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent acting on behalf of the Issuer or any of its subsidiaries, employee or affiliate of the Issuer or any of its subsidiaries is aware of or has taken any action in connection with the Issuer’s business, directly or indirectly, that could result in a sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder or the U.K. Bribery Act 2010 or similar law of any other relevant jurisdiction; and prohibition of noncompliance therewith is covered by the codes of conduct or other procedures instituted and maintained by the Issuer and its subsidiaries;

(qq)	The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer and the Operating Partnership, threatened;

(rr)

None of the Issuer or any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent acting on behalf of the Issuer or any of its subsidiaries, employee or affiliate of the Issuer or any of its subsidiaries (i) is currently subject to any sanctions administered or imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, or the Bureau of Industry and

Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or (ii) will, directly or indirectly, use the proceeds of this offering or of the settlement of the Forward Sales Agreements, as the case may be, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person in any manner that will result in a violation of any economic Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(ss)	None of the Issuer or any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent acting on behalf of the Issuer or any of its subsidiaries, employee or affiliate of the Issuer or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”);

(tt)	None of the Issuer or any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three years, nor does the Issuer or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries;

(uu)	Exhibit 21.1 to the Issuer’s most recently filed annual report on Form 10-K includes the significant subsidiaries of the Issuer as defined by Rule 1-02 of Regulation S-X as of the date of the Issuer’s most recently filed annual report on Form 10-K; and

(vv)	Any certificate signed by any officer of the Issuer or the Operating Partnership and delivered to the Representatives, counsel for the Forward Sellers and the Forward Counterparties or counsel for the Underwriters in connection with the offering and sale of the Securities shall be deemed a representation and warranty by the Issuer or the Operating Partnership, respectively, as to matters covered thereby, to each Forward Seller, each Forward Counterparty and each Underwriter.

2. Each Selling Stockholder, severally and not jointly, represents and warrants solely with respect to such Selling Stockholder to, and agrees with, each Underwriter, each Forward Seller and each Forward Counterparty that:

(a)

Such Selling Stockholder is the record and beneficial owner of the Selling Stockholders Initial Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Selling Stockholders Initial Securities in blank, and has full power and authority to sell its interest in the Selling Stockholders Initial Securities, and, assuming that each Underwriter acquires its interest in the Selling Stockholders Initial Securities it has purchased from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)), each Underwriter that has purchased such Selling Stockholders Initial Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Selling Stockholders Initial Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Selling Stockholders Initial Securities purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Selling Stockholders Initial Securities;

(b)	Such Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Selling Stockholders Initial Securities;

(c)	Such Selling Stockholder’s Selling Stockholders Initial Securities have been placed in custody as book-entry security entitlements, for delivery pursuant to the terms of this Underwriting Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable) executed and delivered by such Selling Stockholder, in the form heretofore furnished to you (the “Custody Agreement”) with the Company, as custodian (the “Custodian”); the Selling Stockholders Initial Securities so held in custody for each Selling Stockholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Stockholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Stockholder, or by operation of law, whether by the death or incapacity of such Selling Stockholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, the Selling Stockholders Initial Securities will be delivered by the Custodian in accordance with the terms and conditions of this Underwriting Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event;

(d)

No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Stockholder of the transactions contemplated herein, except (i) such as may have been obtained under the Securities Act and the Exchange Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Selling Stockholders Initial Securities by the Underwriters and

such other approvals as have been obtained, (ii) such as may be required under FINRA and (iii) such consents, approvals, authorizations, filings or orders that will be obtained or completed on or prior to the Closing Date or the absence of which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability or delay the ability of such Selling Stockholder to perform its obligations hereunder.

(e)	In the case of an entity, neither the sale of the Selling Stockholders Initial Securities being sold by such Selling Stockholder nor the consummation of any other of the transactions herein contemplated by such Selling Stockholder or the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the organizational documents of such Selling Stockholder or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

(f)	The Disclosure Package, at the Execution Time, and the Final Prospectus, as of the Closing Date, did not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder’s representations and warranties under this Section 2(f) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with information furnished in writing by such Selling Stockholder, to the Issuer, relating to such Selling Stockholder expressly for use in such Disclosure Package or the Final Prospectus, it being understood and agreed that for purposes of this Underwriting Agreement the only information so furnished by such Selling Stockholder consists of (i) the legal name, address and the number of shares of Common Stock and partnership units in the Operating Partnership owned by such Selling Stockholder, (ii) the other information (excluding percentages) with respect to such Selling Stockholder which appear in the table (and corresponding footnotes) under the caption “Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (including, in each case, any information about beneficial ownership, voting power and investment control of such shares) (collectively, the “Selling Stockholder Information”).

(g)	The sale of the Securities by such Selling Stockholder is not and will not be prompted by any material information concerning the Issuer which is not set forth in the Registration Statement, the Disclosure Package or the Final Prospectus.

(h)	Any certificate signed by any officer of any Selling Stockholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

3. Each of the Forward Sellers and each of the Forward Counterparties, severally and not jointly, hereby represents, warrants and agrees with, the Issuer, the Operating Partnership and each Underwriter that, as of the date hereof and as of the Closing Date:

(a)	this Underwriting Agreement has been duly authorized, executed and delivered by each of the Forward Sellers and each of the Forward Counterparties and, at the Closing Date, each of Forward Sellers and each of the Forward Counterparties will have full right, power and authority to sell, transfer and deliver the number of Borrowed Initial Securities to the extent that it is required to sell, transfer and deliver such Borrowed Initial Securities hereunder;

(b)	each Forward Sale Agreement has been duly authorized, executed and delivered by the applicable Forward Counterparty and constitutes a valid and legally binding agreement of the Forward Counterparty, enforceable against the Forward Counterparty in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and

(c)	each of the Forward Sellers will at the Closing Date have the free and unqualified right to transfer the number of Borrowed Initial Securities that it is required to deliver to the extent that it is required to transfer such Borrowed Initial Securities hereunder, free and clear of any security interest, mortgage, pledge, charge, lien, encumbrance, restriction on voting or transfer or any other claim of any third party; and upon delivery of such Borrowed Initial Securities and payment of the purchase price therefor, as herein contemplated, assuming each of the Underwriters has no notice of any adverse claim, each of the Underwriters will have the free and unqualified right to transfer any such Borrowed Initial Securities purchased by it from a Forward Seller, free and clear of any security interest, mortgage, pledge, lien, charge, encumbrance, restriction on voting or transfer or any other claim of any third party.

4. Purchase and Sale.

(a)

Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, (i) the Issuer and the Selling Stockholders agree, severally and not jointly, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer and the Selling Stockholders, the number of Underwritten Securities set forth opposite such Underwriter’s name in Schedule II hereto under the heading “Number of Selling Stockholders Initial Securities To Be Purchased” and Schedule III hereto under the headings “Number of Issuer Initial Securities To Be Purchased” and “Number of Selling Stockholders Initial Securities to be Sold,” and (ii) each of the Forward Sellers (in equal share with respect to the Borrowed Initial Securities) and the Issuer (with respect to any Issuer Top-Up Initial Securities), severally and not jointly, agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Forward Sellers (with respect to the

Borrowed Initial Securities) and the Issuer (with respect to any Issuer Top-Up Initial Securities) that number of Initial Securities set forth opposite the name of such Underwriter in Schedule III hereto under the heading “Number of Borrowed Initial Securities To Be Purchased” plus, in each case, any additional number of Initial Securities that such Underwriter may become obligated to purchase pursuant to the provisions of Section 12 hereof, subject in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares, in each case, at the purchase price set forth in Schedule I hereto;

(b)	Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Issuer hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities set forth in Schedule I hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, less an amount per share equal to any dividends or distributions declared by the Issuer and payable on the Underwritten Securities but not payable on the Option Securities. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Issuer setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Initial Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(c)	If (i) any of the conditions to effectiveness of the either of the Forward Sales Agreements set forth therein have not been satisfied at the Closing Date; (ii) the Issuer has not performed all of the obligations required to be performed by it under this Underwriting Agreement on or prior to the Closing Date; or (iii) any of the conditions set forth in Section 9 hereof have not been satisfied on or prior to the Closing Date; (clauses (i) through (iii), together, the “Conditions”), each Forward Counterparty, in its sole discretion, may elect not to borrow, and may cause the applicable Forward Seller not to deliver for sale to the Underwriters the Borrowed Initial Securities deliverable by the applicable Forward Seller hereunder.

5. Delivery and Payment. Delivery of and payment for the Initial Securities and the Option Securities (if the option provided for in Section 4(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, Eastern Daylight Time, on June 7, 2016, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Issuer, the Forward Sellers and the Selling Stockholders (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). For purposes herein, “Business Day” shall have the meaning of any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York, New York. Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Issuer (with respect to the Issuer Securities and the Option Securities, if exercised) and each of the Selling Stockholders (with respect to the Selling Stockholders Initial Securities) or the Forward Sellers (with respect to the Borrowed Initial Securities), as the case may be, to or upon the order of the Issuer (with respect to the Issuer Securities and the Option Securities, if exercised) and the Selling Stockholders (with respect to the Selling Stockholders Initial Securities) or the Forward Sellers (with respect to the Borrowed Initial Securities), as the case may be, by wire transfer payable in same-day funds to the accounts specified by the Issuer (with respect to the Issuer Securities and the Option Securities, if exercised) and the Selling Stockholders (with respect to the Selling Stockholders Initial Securities) or the Forward Sellers (with respect to the Borrowed Initial Securities), as the case may be. Delivery of the Issuer Securities, the Borrowed Initial Securities and the Option Securities (if exercised) shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

The Issuer agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.

Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 4(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Issuer will deliver the Option Securities (at the expense of the Issuer) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuer by wire transfer payable in same-day funds to the accounts specified by the Issuer. If settlement for the Option Securities occurs after the Closing Date, the Issuer will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 9 hereof.

6. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

7. Agreements of the Issuer. The Issuer agrees with the Forward Sellers, Forward Counterparties and several Underwriters that:

(a)	Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of one or both of the Registration Statements or supplement (including the Final Prospectus or any Preliminary Prospectus) to one or both of the Base Prospectuses or any Rule 462(b) Registration Statement (excluding any documents incorporated by reference therein or any supplement to the Secondary Basic Prospectus that the Issuer is contractually obligated to file) unless the Issuer has furnished you a copy of such amendment or supplement for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Forward Sellers and the Representatives with the SEC pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuer will promptly advise the Forward Sellers and the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the SEC, (ii) when, prior to termination of the offering of the Securities, any amendment to one or both of the Registration Statements shall have been filed or become effective (other than any documents incorporated by reference therein), (iii) of any request by the SEC or its staff for any amendment of one or both of the Registration Statements, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of one or both of the Registration Statements or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of one or both of the Registration Statements and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to such Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable;

(b)	If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Issuer will (i) notify promptly the Forward Sellers and the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request;

(c)	If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend one or both of the Registration Statements, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act, including in connection with use or delivery of the Final Prospectus, the Issuer promptly will (i) notify the Forward Sellers and the Representatives of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 9, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance (iii) use its reasonable best efforts to have any amendment to the Registration Statements, or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request;

(d)	As soon as practicable, the Issuer will make generally available to its security holders, the Forward Sellers and to the Representatives an earnings statement or statements of the Issuer and its subsidiaries which will satisfy the provisions of Section 11(a) and Rule 158 under the Securities Act;

(e)	The Issuer will furnish to the Forward Sellers, counsel to the Forward Sellers, the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statements (including exhibits thereto) and to each other Underwriter a copy of the Registration Statements (without exhibits thereto) and, so long as delivery of a prospectus by a Forward Seller, Underwriter or dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Forward Sellers and the Representatives may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the offering;

(f)

The Issuer will use its commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale under the laws of any U.S. jurisdiction that the Representatives may designate and will use its commercially reasonable efforts to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or subject it or its subsidiaries to taxation, in each case, in any jurisdiction where it is not now so subject;

(g)	The Issuer will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any affiliate of the Issuer or any person in privity with the Issuer or any affiliate of the Issuer), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, for a period of 60 days after the date of this Underwriting Agreement, provided, however, that (i) the Operating Partnership may issue OP Units as consideration in the acquisition of one or more properties; (ii) the Issuer may issues shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock pursuant to any director or employee equity incentive plan of the Issuer described in the Registration Statements, the Disclosure Package and the Final Prospectus; (iii) the Issuer may file one or more registration statements on Form S-8 with respect to any director or employee equity incentive plan of the Issuer referred to in the Registration Statements, the Disclosure Package and the Final Prospectus; (iv) the Issuer may enter into and issue and deliver Common Stock pursuant to the Forward Sales Agreements; (v) the Issuer may file prospectus supplements (including any amendments or supplements thereto) in connection with existing contractual agreements, provided that the black-out periods indicated in such contractual agreements shall be in effect; and (vi) the Issuer may issue (x) Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in the aggregate not to exceed 10% of the number of shares of Common Stock outstanding, on a non-diluted basis in connection with other acquisitions of real property or real property companies and (y) Common Stock upon conversion or exchange of any securities issued pursuant to (i) or (vi)(x) above or pursuant to Section 8.05 of the Operating Partnership’s amended and restated agreement of limited partnership; provided that, in the case of clauses (i), (ii) and (vi), the securities issued are subject to the terms of a lock-up or similar agreement restricting their sale or transfer consistent with the terms of Exhibit A hereto, for the remainder of the 60-day period referred to above.

(h)	Neither the Issuer nor the Operating Partnership will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities;

(i)	The Issuer will use its best efforts to qualify for taxation as a REIT under the Code unless the Board of Directors of the Issuer determines that it is no longer in the best interests of the Issuer to qualify as a REIT;

(j)	The Issuer and the Operating Partnership agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the SEC of the Registration Statements (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statements, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities (but excluding any stock or transfer taxes and any stamp, capital or other duties payable by the Selling Stockholders upon the sale or delivery of the Selling Stockholders Initial Securities to the Underwriters) in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the NYSE; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification, up to an aggregate $10,000); (vii) any filings required to be made with the FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters (up to $10,000) relating to such filings; (viii) the transportation and other expenses incurred by or on behalf of Issuer representatives in connection with presentations to prospective purchasers of the Securities (except that the cost of any aircraft chartered for use in such presentations shall be split evenly between the Issuer, on the one hand, and the Underwriters, on the other hand); (ix) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; (x) the fees and expenses of any transfer agent or register for the Securities; and (ix) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder and, except as set forth in Section 8(e) hereof, the Selling Stockholders’ obligations hereunder.

(k)

The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Forward Sellers and the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free

Writing Prospectus required to be filed by the Issuer with the SEC or retained by the Issuer under Rule 433 under the Securities Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule IV hereto and any electronic road show used in connection with the offering of the Securities . Any such Free Writing Prospectus consented to by the Forward Sellers, the Representatives or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping; and

(l)	The Issuer will notify promptly the Forward Sellers and the Representatives if the Issuer ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Securities within the meaning of the Securities Act and (b) completion of the 60-day restricted period referred to in Section 7(g) hereof.

8. Each Selling Stockholder agrees with the several Underwriters that:

(a)

Such Selling Stockholder will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Selling Stockholder or any affiliate of the Selling Stockholder or any person in privity with the Selling Stockholder or any affiliate of the Selling Stockholder) directly or indirectly, or file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Issuer or any securities convertible into or exercisable or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until 60 days after the date of this Underwriting Agreement, provided, however, that notwithstanding the foregoing restrictions of this Section 8(a) shall not prohibit such Selling Stockholder from (1) tendering units of the Operating Partnership for redemption and receiving cash or shares of Common Stock in exchange therefor (provided that any shares issued upon such exchange shall be subject to the provisions of this Section 8(a), (2) any transfers that do not involve a disposition for value or do not require a filing of any form under Section 16 under the Exchange Act (other than a Form 5 when or if required), or (3) transfers or dispositions (i) as bona fide gifts, (ii) distributions of shares of Common Stock or OP Units to limited partners, members or securityholders of the Selling Stockholder or (iii) transfers of shares of Common Stock or OP Units to the Selling Stockholder’s affiliates or to any fund or other entity controlled (directly or indirectly) or managed by the

Selling Stockholder (provided that any such transferee agrees in writing to the same restrictions applicable to the Selling Stockholder in this Section 8(a). Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(b)	Such Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(c)	Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Securities Act, of (i) any change in the Selling Stockholder Information or (ii) any new material information relating to the Issuer or relating to any matter stated in the Final Prospectus or any Free Writing Prospectus which comes to the attention of such Selling Stockholder.

(d)	Such Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(e)	Such Selling Stockholder (in proportion to the number of the Selling Stockholders Initial Securities being offered by such Selling Stockholder) agrees to pay all costs, fees and expenses related to the performance of such Selling Stockholders’ obligations under, and the consummation of the transactions contemplated by this Underwriting Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Selling Stockholders Initial Securities to be sold by such Selling Stockholder to the Underwriters, (ii) all underwriting discounts and commissions attributable to the sale of the Selling Stockholders Initial Securities by such Selling Stockholder and (iii) the fees and disbursements of their counsel and other advisors.

(f)	Such Selling Stockholder will comply with the agreement contained in Section 9(j) hereof.

9. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, and the obligations of each Forward Seller to deliver and sell the Borrowed Initial Securities under the terms set forth herein, shall be subject to the accuracy of the representations and warranties on the part of the Issuer and the Operating Partnership and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 4 hereof, to the accuracy of the statements of the Issuer, the Operating Partnership and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Issuer, the Operating Partnership and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

(a)	The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act; any material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of one or both of the Registration Statements or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)	(i) The Issuer shall have requested and Goodwin Procter LLP, counsel for the Issuer, shall have furnished to the Representatives their opinion, dated the Closing Date or the applicable settlement date, as the case may be, and addressed to the Representatives, the Forward Sellers and the Forward Counterparties substantially in the form attached hereto as Exhibit B; and (ii) the Issuer shall have requested and Goodwin Procter LLP, tax counsel for the Issuer, shall have furnished to the Representatives their opinion, dated the Closing Date or the applicable settlement date, as the case may be, and addressed to the Representatives, the Forward Sellers and the Forward Counterparties, substantially in the form attached hereto as Exhibit C.

(c)	The Selling Stockholders shall have requested and Goulston & Storrs PC, counsel for U.S. Government Properties Income & Growth Fund, L.P., U.S. Government Properties Income & Growth Fund II, LP and USGP I REIT Holdings, LP, and Eric Colandrea, counsel for Easterly GSA I LLC, shall have furnished to the Representatives their opinion dated the Closing Date and addressed to the Representatives, substantially in the form attached hereto as Exhibit D:

(d)	The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date or the applicable settlement date, as the case may be, and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statements, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuer, the Operating Partnership and each Selling Stockholder shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)

The Issuer shall have furnished to the Forward Sellers, Forward Counterparties and the Representatives a certificate of the Issuer and the Operating Partnership, signed by the Chief Executive Officer and the principal financial or accounting officer of the Issuer and the general partner of the Operating Partnership, dated the Closing Date or the applicable settlement date, as the case may be, to the effect that the signers of such certificate have carefully examined the Registration

Statements, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Underwriting Agreement and that:

(i)	the representations and warranties of the Issuer and the Operating Partnership in this Underwriting Agreement are true and correct on and as of the Closing Date or the applicable settlement date, as the case may be, (except those related to a specific date) with the same effect as if made on the Closing Date, and each of the Issuer and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or the applicable settlement date, as the case may be;

(ii)	no stop order suspending the effectiveness of one or both of the Registration Statements or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of the Issuer or the Operating Partnership, threatened; and

(iii)	since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(f)	The Representatives shall have received a certificate from each of the Selling Stockholders, dated the Closing Date, to the effect that the Selling Stockholders have carefully examined the Registration Statements, the Disclosure Package, the Final Prospectus, any Issuer Free Writing Prospectus and any supplements or amendments thereto and this Underwriting Agreement, and that the representations and warranties of such Selling Stockholder in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g)	The Issuer shall have requested and PricewaterhouseCoopers LLP shall have furnished to the Forward Sellers, the Forward Counterparties and the Representatives, at the Execution Time and at the Closing Date, or the applicable settlement date, as the case may be, letters (which may refer to letters previously delivered to the Forward Sellers, the Forward Counterparties or one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, or the applicable settlement date, as the case may be, in form and substance satisfactory to the Forward Sellers, the Forward Counterparties and the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the SEC thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements, the Disclosure Package and the Final Prospectus.

References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)	Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statements (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 9 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Issuer and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statements (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i)	Prior to the Closing Date and any settlement date, the Issuer shall have furnished to the Representatives, certificates of the Chief Financial Officer of the Issuer, substantially in the form of Exhibit E hereto.

(j)	Prior to the Closing Date and any settlement date, the Issuer and the Selling Stockholders shall have furnished to the Forward Sellers and the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k)	The Securities shall have been listed and admitted and authorized for trading on the NYSE, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representatives.

(l)	FINRA, upon review of the terms of the public offering, of the Securities shall not have objected to such offering, such terms or the participation of the Underwriters, the Forward Sellers and the Forward Counterparties in the same.

(m)	At or prior to the Execution Time, the Issuer shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each executive officer and director of the Issuer set forth in Exhibit A addressed to the Representatives.

If any of the conditions specified in this Section 9 shall not have been fulfilled when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be reasonably satisfactory in form and substance to the Forward Sellers and the Representatives and counsel for the Forward Sellers and the Underwriters, this Underwriting Agreement and all obligations of the Forward Sellers and the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuer and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 9 shall be delivered at the office of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, at 4 Times Square, New York, New York, 10036, Attn: David J. Goldschmidt, on the Closing Date or the applicable settlement date, as the case may be.

10. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 9 hereof is not satisfied, because of any termination pursuant to Section 13 hereof or because of any refusal, inability or failure on the part of the Issuer, the Operating Partnership or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuer will reimburse the Underwriters severally through Citigroup on demand for all reasonable and documented out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities. If the Issuer is required to make any payments to the Underwriters under this Section 10 because of any Selling Stockholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 9, such refusing Selling Stockholders shall reimburse the Issuer on demand for all amounts so paid.

11. Indemnification and Contribution.

(a)

The Issuer and the Operating Partnership jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and the Forward Sellers and the Forward Counterparties and each person, if any, who controls any Forward Seller or Forward Counterparty within the meaning of either Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in one or both of the Base Prospectuses, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Issuer or the Operating Partnership will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of any Selling Stockholder, any Forward Seller, any Forward Counterparty or any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuer or the Operating Partnership may otherwise have.

(b)	Each of the Selling Stockholders, severally and not jointly, in proportion to the number of Selling Stockholders Initial Securities to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless (i) each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act, if any, and the Forward Sellers and the Forward Counterparties and each person who controls any Forward Seller or Forward Counterparty within the meaning of either Securities Act or the Exchange Act, if any, and (ii) the Company, the Operating Partnership, each of its directors, each of its officers who signs the Registration Statements, and each person who controls the Issuer or the Operating Partnership within the meaning of either the Securities Act or the Exchange Act, if any, to the same extent as the indemnity set forth in paragraph (a) above, but only with reference to written information relating to such Selling Stockholder furnished to the Issuer specifically for inclusion in the documents referred to in the foregoing indemnity, it being understood and agreed that for the purposes of this Underwriting Agreement, the only information so furnished by such Selling Stockholder consists of such Selling Stockholder’s Selling Stockholder Information. Notwithstanding the foregoing provisions, the liability of any Selling Stockholder pursuant to this paragraph (b) shall be limited in the aggregate to an amount equal to the aggregate purchase price (less underwriting discounts and commissions but before deducting expenses) of the Selling Stockholders Initial Securities sold by such Selling Stockholder under this Underwriting Agreement (the “Selling Stockholder Net Proceeds”).

(c)

Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless (i) the Issuer, the Operating Partnership, each of its directors, each of its officers who signs the Registration Statements, and each person who controls the Issuer or the Operating Partnership within the meaning of either the Securities Act or the Exchange Act, (ii) each of the Selling Stockholders and each person who controls any Selling Stockholder within the meaning of either the Securities Act or the Exchange Act, if any, and (iii) each Forward Seller and Forward Counterparty and each person who controls any Forward Seller or any Forward Counterparty within the meaning of either the Securities Act or the Exchange Act, if any, to the same extent as the foregoing indemnity set forth in paragraph (a)

above, but only with reference to written information relating to such Underwriter furnished to the Issuer by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuer and the Selling Stockholders acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting,” (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences in the third paragraph related to concessions and reallowances, (iv) the tenth, eleventh and twelfth paragraphs related to stabilization, syndicate covering transactions and penalty bids and (v) the thirteenth paragraph related to electronic delivery in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus and that no information has been furnished by the Forward Sellers or the Forward Counterparties for such inclusion.

(d)

Promptly after receipt by an indemnified party under this Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 11, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. Notwithstanding the foregoing, it is understood that the Issuer shall, in connection with any action or related actions in the same jurisdiction, bear the fees, costs and expenses of only one such separate counsel (in addition to any local counsel) for all the Underwriters, Forward Sellers and Forward Counterparties and the directors, officers, employees and agents of the Underwriters, Forward Sellers and Forward Counterparties and each person who controls any Underwriter, Forward Seller or Forward Counterparty within the meaning of either the Securities Act or the Exchange Act (collectively, the “Specified Indemnified Parties”), provided, however, the Issuer shall bear the fees, costs and expenses of more than one separate counsel (in addition to any local counsel) if the use of only one separate counsel for all the Specified Indemnified Parties would present such counsel with a conflict of interest with respect to one or more of the Specified Indemnified Parties. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. Except as expressly provided in this Section 11, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment; provided, however, that if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 11(d), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (1) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request; (2) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (3) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent: includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)

In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 11 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuer and the Operating Partnership, jointly and severally, the Selling Stockholders, severally, the Forward Sellers and the Forward Counterparties, severally, and the Underwriters, severally, agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuer, the Operating Partnership, the Selling Stockholders, the Forward Sellers, the Forward Counterparties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the parties from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuer and the Operating Partnership, jointly and severally, the Selling Stockholders, the Forward Sellers, the Forward Counterparties and the Underwriters, each severally, shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the parties in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the parties shall be deemed to be the same respective proportions as (1) in the case of the Issuer and the Operating Partnership, the total net proceeds from the offering (before deducting expenses) received by the Issuer (which proceeds shall include the proceeds that would be received by the Issuer pursuant to the Forward Sales Agreements, assuming Physical Settlement (as defined in the Forward Sales Agreements) of the Forward Sales Agreements on the Effective Date (as such term is defined in the Forward Sales Agreements), (2) in the case of each of the Selling Stockholders, the total net proceeds from the offering (before deducting expenses) received by such Selling Stockholder, (3) in the case of the Underwriters, the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover page of the Final Prospectus and (4) in the case of the Forward Sellers, the Spread (as such term is defined in the Forward Sales Agreements) retained by the Forward Counterparties under the Forward Sales Agreements, net of any costs associated therewith, as reasonably determined by the Forward Sellers, in each case as set forth in the applicable Forward Sale Agreement. Relative fault of the parties shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer, Operating Partnership, the Selling Stockholders, the Forward Sellers, the Forward Counterparties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, the Operating Partnership, the Selling Stockholders, the Forward Sellers, the Forward Counterparties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person who controls an Underwriter within the meaning of either the Securities Act or the Exchange Act, each person, if any who controls a Forward Seller or a Forward Counterparty within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter, Forward Seller or Forward Counterparty shall have the same rights to contribution as such Underwriter, Forward Seller or Forward Counterparty, and each person who controls the Issuer or the Operating Partnership within the meaning of either the Securities Act or the Exchange Act, each officer of the Issuer who shall have signed the Registration Statements and each director of the Issuer shall have the same rights to contribution as the Issuer and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)	The liability of each Selling Stockholder under such Selling Stockholder’s representations and warranties contained in Section 2 hereof and under the indemnity and contribution agreements contained in this Section 11 shall be limited to the Selling Stockholder Net Proceeds of such Selling Stockholder. The Issuer and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters under this Underwriting Agreement, as to the respective amounts of such liability for which they each shall be responsible. The Selling Stockholder’s obligations to contribute pursuant to this Section 11 are several and not joint.

12. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any non-defaulting Underwriter, any Selling Stockholder, any Forward Seller, any Forward Counterparty, the Issuer or the Operating Partnership. In the event of a default by any Underwriter as set forth in this Section 12, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statements and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuer, the Operating Partnership, the Forward Sellers, the Forward Counterparties, the Selling Stockholders and any non-defaulting Underwriter for damages occasioned by its default hereunder.

13. Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuer, the Selling Stockholders, the Forward Sellers and the Forward Counterparties prior to delivery of and payment for the Securities, if at any time prior to such payment and delivery (i) trading in the Issuer’s Common Stock shall have been suspended by the SEC or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

14. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers or of the Operating Partnership, of each Selling Stockholder, each Forward Seller, each Forward Counterparty and each of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder, any Forward Seller, any Forward Counterparty, the Issuer or the Operating Partnership or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 11 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 10 and 11 hereof shall survive the termination or cancellation of this Underwriting Agreement.

15. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to (i) the Representatives, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc. at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, facsimile number: +1 (646) 291-1469 and Jefferies LLC at 520 Madison Avenue, New York, New York 10022, Attention: General Counsel with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York, 10036, Attn: David J. Goldschmidt; (ii) the Forward Sellers or Forward Counterparties, will be mailed, delivered or telefaxed to Citibank, N.A., 390 Greenwich Street, 1st Floor, New York, NY 10013 Attention: James Heathcote (with a copy to Dustin Sheppard at dustin.c.sheppard@citi.com) and Jefferies LLC at 520 Madison Avenue, New York, New York 10022, Attention: General Counsel; (iii) the Issuer or the Operating Partnership, will be mailed to Easterly Government Properties, Inc., 2101 L Street NW, Suite 750, Washington, D.C. 20037 or telefaxed to (617) 581-1440, Attention: William C. Trimble, III, with a copy to Goodwin Procter LLP, on or prior to June 24, 2016: 53 State Street, Boston, Massachusetts 02109; effective after June 24, 2016: 100 Northern Avenue, Boston, MA 02210, Attention: Mark S. Opper (facsimile (617) 523-1231); or (iv) the Selling Stockholders, will be mailed, delivered or telefaxed to (x) Easterly Funds Administration, LLC, 138 Conant Street, Beverly, Massachusetts 01915, with a copy to Goulston & Storrs PC, 400 Atlantic Avenue, Boston, Massachusetts 02110, Attn: David L. Coombs and; (y) Easterly GSA I LLC, One Central Park South, New York, NY Attention: Sole Member, with a copy to Eric Colandrea, 375 Park Avenue, 21st Floor, New York, NY 10152.

16. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 11 hereof, and no other person will have any right or obligation hereunder.

17. No Fiduciary Duty. Each of the Issuer, the Operating Partnership and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Underwriting Agreement and the Forward Sales Agreements is an arm’s-length commercial transaction between the Issuer and the Selling Stockholders, on the one hand, and the Forward Sellers, the Forward Counterparties and the Underwriters and any affiliate through which it may be acting, on the other, (b) each of the Underwriters, the Forward Sellers and the Forward Counterparties are acting as principal and not as an agent or fiduciary of the Issuer, the Operating Partnership or the Selling Stockholders and (c) the engagement of the Underwriters, the Forward Sellers and the Forward Counterparties by the Issuer and the Selling Stockholders, as the case may be, in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer, the Operating Partnership and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters, the Forward Sellers or the Forward Counterparties has advised or is currently advising the Issuer, the Operating Partnership or the Selling Stockholders on related or other matters). The Issuer, the Operating Partnership and the Selling Stockholders agree that they will not claim that the Underwriters, the Forward Sellers or the Forward Counterparties have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to them, in connection with such transaction or the process leading thereto.

18. Integration. This Underwriting Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Operating Partnership, the Selling Stockholders, the Forward Sellers, the Forward Counterparties and the Underwriters, or any of them, with respect to the subject matter hereof.

19. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

20. Waiver of Jury Trial. The Issuer, the Operating Partnership, the Selling Stockholders, the Underwriters, the Forward Sellers and the Forward Counterparties each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Underwriting Agreement or the transactions contemplated hereby.

21. Counterparts. This Underwriting Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

22. Issuance and Sale by the Issuer.

(a)	In the event that a Forward Counterparty elects not to borrow Securities, pursuant to Section 4(c) hereof, or the Forward Counterparty is unable to borrow and cause the applicable Forward Seller to deliver for sale under this Underwriting Agreement a number of shares of Common Stock equal to the number of Borrowed Initial Securities to be purchased by the Underwriters at the Closing Date from such Forward Seller hereunder, or such Forward Counterparty determines in good faith, in its commercially reasonable judgment, that the Forward Counterparty would incur a stock loan fee, excluding, for the avoidance of doubt, the federal funds rate component payable by the relevant stock lender to such Forward Counterparty (such stock loan fee, a “Stock Loan Fee”), of more than a rate equal to 200 basis points per annum to do so, then, upon notice by the Forward Seller to the Issuer (which notice shall be delivered no later than 5:00 p.m., New York City time, on the Business Day immediately preceding the Closing Date, the Issuer shall issue and sell to the Underwriters, pursuant to Section 4(a) hereof, in whole but not in part, an aggregate number of shares of Common Stock equal to the number of Borrowed Initial Securities deliverable by such Forward Seller hereunder that such Forward Seller does not so deliver and sell to the Underwriters. In connection with any such issuance and sale by the Issuer, the Issuer or the Representatives shall have the right to postpone the Closing Date for one business day in order to effect any required changes in any documents or arrangements. Any shares of Common Stock sold by the Issuer to the Underwriters pursuant to this Section 22(a) in lieu of any Borrowed Initial Securities are referred to herein as the “Issuer Top-Up Initial Securities.”

(b)	A Forward Counterparty and the applicable Forward Seller shall not have any liability whatsoever for any Borrowed Initial Securities that such Forward Seller does not deliver and sell to the Underwriters or any other party if (i) all of the Conditions with respect to such Forward Counterparty and such Forward Seller are not satisfied on or prior to the Closing Date and the Forward Seller elects pursuant to Section 4(c) hereof not to deliver and sell to the Underwriters the Borrowed Initial Securities deliverable by the Forward Seller hereunder, or (ii) such Forward Counterparty is unable to borrow and cause such Forward Seller to deliver for sale under this Underwriting Agreement at the Date a number of shares of Common Stock equal to the number of Borrowed Initial Securities deliverable by such Forward Seller hereunder or (iii) the Forward Counterparty determines in good faith, in its commercially reasonable judgment, that such Forward Counterparty would incur a Stock Loan Fee of more than a rate equal to 200 basis points per annum to do so (it being understood that the foregoing exclusion of liability shall not apply in the case of fraud and/or any intentional misconduct).

23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter agreement and your acceptance shall represent a binding agreement among the Issuer, the Selling Stockholders, the several Underwriters, the Forward Sellers and the Forward Counterparties.

Very truly yours,

Easterly Government Properties, Inc.

By:	/s/ William C. Trimble, III
Name: William C. Trimble, III
Title: CEO

Easterly Government Properties LP

By: Easterly Government Properties, Inc.

By:	/s/ William C. Trimble, III
Name: William C. Trimble, III
Title: CEO

U.S. Government Properties Income & Growth Fund, L.P.

By: Federal Properties GP, LLC, its General Partner

By:	/s/ Mark H. Rowe
Name: Mark H. Rowe
Title: Managing Director

U.S. Government Properties Income & Growth Fund II, LP

By: USGP II GP, LLC, its General Partner

By:	/s/ Mark H. Rowe
Name: Mark H. Rowe
Title: Managing Director

USGP I REIT Holdings, LP

By: USGP I REIT Holdings GP, LLC, its General Partner

By:	/s/ Mark H. Rowe
Name: Mark H. Rowe
Title: Managing Director

Easterly GSA I LLC

By:	/s/ Amy McFarland
Name: Amy McFarland
Title: Sole Member

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Jefferies LLC

By: Citigroup Global Markets Inc.

By:	/s/ Scott Eisen
Name: Scott Eisen
Title: Managing Director

By: Jefferies LLC

By:	/s/ Mike Judlowe
Name: Mike Judlowe
Title: MD - ECM

For themselves and the other several Underwriters named in Schedule III to the foregoing Underwriting Agreement.

Citigroup Global Markets Inc.
Citibank, N.A.

By: Citigroup Global Markets Inc.
Acting in its capacity as Forward Seller and as agent for Citibank, N.A.

By:	/s/ Scott Eisen
Name: Scott Eisen
Title: Managing Director

By: Citibank, N.A.
Acting in its capacity as Forward Counterparty

By:	/s/ Paul Abrahimzadeh
Name: Paul Abrahimzadeh
Title: Managing Director

Jefferies LLC

By: Jefferies LLC
Acting in its capacity as Forward Seller

By:	/s/ Mike Judlowe
Name: Mike Judlowe
Title: MD - ECM

By: Jefferies LLC
Acting in its capacity as Forward Counterparty

By:	/s/ Mike Judlowe
Name: Mike Judlowe
Title: MD - ECM

ANNEX A – LIST OF SIGNIFICANT SUBSIDIARIES

USGP Fresno IRS, LLC

SCHEDULE I

Underwriting Agreement dated June 1, 2016

Registration Statement Nos. 333-210049 and 333-210052

Representative(s):	Citigroup Global Markets Inc

Jefferies LLC

Title, Purchase Price and Description of Securities:

Title: Common Stock

Number of Underwritten Securities to be sold by the Issuer: 3,800,000

Number of Underwritten Securities to be sold by the Selling Stockholders: 826,967

Number of Option Securities to be sold by the Issuer: 919,045

Number of Borrowed Initial Securities to be sold by the Forward Sellers: 1,500,000

Price per Share to Public: $18.000

Price per Share to the Underwriters: $17.2350

Closing Date, Time and Location: June 7, 2016 at 10:00 A.M. at Skadden, Arps, Slate, Meagher & Flom LLP, 4 Times Square, New York, New York 11306.

Type of Offering: Non-Delayed

Date referred to in Section 7(g) and 8(a) after which the Issuer and the Selling Stockholders, respectively, may offer or sell securities issued by the Issuer without the consent of the Representative(s): 60 days from the date of this Agreement

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 9(g) at the Execution Time: None

SCHEDULE II

Selling Stockholders:	Number of Selling Stockholders Initial Securities to be Sold
U.S. Government Properties Income & Growth Fund, L.P. 138 Conant Street, Beverly, MA 01915	164,156
U.S. Government Properties Income & Growth Fund II, LP 138 Conant Street, Beverly, MA 01915	291,878
Easterly GSA I LLC One Central Park South, New York, NY	299,975
USGP I REIT Holdings, LP 138 Conant Street, Beverly, MA 01915	70,958

Total	826,967

SCHEDULE III

Underwriters	Number of Issuer Initial Securities to be Purchased	Number of Borrowed Initial Securities to be Purchased	Number of Selling Stockholders Initial Securities to be Purchased
Citigroup Global Markets Inc.	950,000	375,000	206,742
Jefferies LLC	836,000	330,000	181,933
Raymond James & Associates, Inc.	684,000	270,000	148,854
RBC Capital Markets, LLC	684,000	270,000	148,854
SunTrust Robinson Humphrey, Inc	456,000	180,000	99,236
BTIG, LLC.	190,000	75,000	41,348

Total	3,800,000	1,500,000	826,967

SCHEDULE IV

None.